Exhibit 10.22

FIRST AMENDMENT TO MASTER LEASE AGREEMENT

This FIRST AMENDMENT TO MASTER LEASE AGREEMENT (this “Amendment”) is made as of September 30, 2019 (the “Amendment Effective Date”) by and between Morehead 30 Farm, LLC, a Delaware limited liability company (“Lessor”) and AppHarvest Morehead Farm, LLC, a Delaware limited liability company (“Lessee”). Lessor and Lessee are sometimes individually referred to as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease (as defined below).

RECITALS

WHEREAS, Lessor and Lessee entered into that certain Master Lease Agreement, dated as of May 13, 2019 (the “Lease”); and WHEREAS, the Parties desire to amend the Lease to make certain clarification thereto, as further described herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the sufficiency of which is acknowledged by both Parties, the Parties do hereby agree as follows:

Article I

AMENDMENTS AND COVENANTS

1.1         The Parties hereby agree to amend the Lease as follows:

Exhibit A of the Lease, the definition of Fiscal Year Start Date is hereby amended and restated in its entirety as follows:

“Fiscal Year Start Date” means January 1 of each calendar year.

Article II

MISCELLANEOUS

2.1            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, excluding any laws thereof which would direct application of law of another jurisdiction; provided, however, that any matter in this Amendment that must be governed by the internal laws of the State of Kentucky to be enforceable shall be governed by and construed in accordance with the internal laws of the State of Kentucky.

2.2            No Modification. Except as otherwise modified by this Amendment, all terms and conditions of the Lease shall remain in full force and effect, and the Parties do hereby ratify and confirm the Lease as modified hereby. As of the Amendment Effective Date, the terms and conditions of this Amendment shall be deemed a part of the Lease for all purposes and all references to the Lease shall hereafter refer to the Lease as modified by this Amendment.

2.3            Authority. Each Party has duly authorized the execution and delivery of this Amendment and represents that the individual executing this Amendment on behalf of the Party has the legal authority to bind the respective Party.

2.4            Binding Agreement. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

2.5            Counterparts. This Amendment may be executed in any number of counterparts, and by the different Parties in separate counterparts (which may be delivered by facsimile or electronic mail which attaches a portable document format (.pdf) document), each of which when executed shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment under seal as of the Amendment Effective Date.

Morehead Farm, LLC
as Lessor
By: EqCEF I, LLC, its manager

By:	/s/ Nick Houshower
Name:	Nick Houshower
Title:	Vice President

AppHarvest Morehead Farm, LLC,
as Lessee

By:	/s/ Loren Eggleton
Name:	Loren Eggleton
Title:	CFO